UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of the letter mailed and emailed by Aquila, Inc. to its employees on February 7, 2007.

February 7, 2007

Dear Fellow Employees,

As you are aware, our Board of Directors entered into definitive agreements to sell our company to Great Plains Energy and Black Hills Corporation. Through these transactions, our investors will receive a combination of cash and stock which equates to a significant ownership stake in Great Plains, as well as a dividend that is traditional for many utility companies. Also as part of our agreements, Great Plains will retain only our Missouri electric utility assets, and Black Hills will purchase Aquila’s gas operations in Colorado, Iowa, Kansas and Nebraska and our Colorado electric utility.

The execution of our repositioning strategy since 2002 included over 27 major financial and operational transactions that streamlined the company’s business profile, reduced debt and improved operational efficiencies. Our accomplishments during this period were remarkable and are highlighted in a timeline brochure that you either have already received or will be receiving in the mail at your home soon.

Together we beat the odds, posting solid and consistent progress that resulted in merger and acquisition interest in Aquila. Rather than fielding individual interest, our Board and management team structured a process to evaluate a set of inquiries. After a strategic review, the Board and management concluded the transactions with Great Plains and Black Hills create the best outcome for the company and its shareholders.

In Missouri the combination of Great Plains and Aquila’s complementary operations and the ability to maximize power assets will provide long-term customer benefits. For Black Hills, this deal expands its utility holdings and can provide a more predictable earnings stream. In addition Great Plains and Black Hills gain solid businesses, run by experienced teams with strong community and regulatory relationships. Through these combinations, our utility businesses will have access to lower-cost capital needed for asset investments, environmental upgrades and improvements to utility infrastructure.

We have begun to share this information with business associates and expect to begin the steps for regulatory approvals immediately. The process should take about one year to complete. Transition teams will be formed to begin the integration processes and ensure we adopt best practices in all areas. During this period, Aquila will continue to operate as a separate business entity, and it will be essential that we remain focused on serving our customers.

I expect that many of you will have questions regarding your individual situations and the transition. As soon as we have more specifics to share, we will provide the information to you through regular communications and meetings. We anticipate that many employees will be offered positions with the acquiring companies, further advancing their career opportunities. Black Hills has made it clear that they do not anticipate any staff reductions and may need more employees to support the utilities they are acquiring from Aquila. In Missouri, there may be some overlap in positions, and we will seek to minimize the impact on employees through attrition as we did during our previous utility asset sale process.

As always, you are encouraged to have discussions with your local leadership team. In the coming weeks, I will be visiting every state so that you can share your thoughts with me. Representatives from Great Plains will schedule meetings with Missouri employees and Black Hills will do the same in Colorado, Iowa, Kansas and Nebraska in the near future, so they can share their perspectives with you as well.

I want to thank each of you for the commitment to service you have demonstrated through your tireless efforts during repositioning. I am continually amazed at what has been accomplished – we have a lot to be proud of, and combined with Great Plains and Black Hills, we can continue to achieve great results.

Regards,

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy, Aquila and Black Hills Corporation are providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy and Black Hills Corporation successfully integrating the acquired Aquila businesses into their respective operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the companies’ expectations; the actual resulting credit ratings of the companies or their respective subsidiaries; the effects on the businesses of the companies resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on the companies; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy, Aquila and Black Hills Corporation are set forth in their most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com, www.aquila.com and www.blackhillscorporation.com, respectively. Great Plains Energy, Black Hills Corporation and Aquila undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by

Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO, 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, Mo, 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 8, 2006, and the proxy statement for Great Plains Energy’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006. Information regarding Aquila’s directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 7, 2006, and the proxy statement for Aquila’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.